Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300 ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2014

Company Reports Economic EPS of $2.48; EPS of $1.40

BOSTON, April 29, 2014 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2014.

For the first quarter of 2014, Economic earnings per share (“Economic EPS”) were $2.48, compared to $2.27 for the same period of 2013, while diluted earnings per share for the first quarter of 2014 were $1.40, compared to $1.15 for the same period of 2013.  For the first quarter of 2014, Economic net income was $137.9 million, compared to $124.2 million for the same period of 2013.  For the first quarter of 2014, Net income was $77.2 million, compared to $62.4 million for the same period of 2013.  For the first quarter of 2014, EBITDA was $191.9 million, compared to $175.0 million for the same period of 2013.   (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with comparisons to the appropriate GAAP measure.)

Net client cash flows for the first quarter of 2014 were $7.0 billion. Pro forma for pending investments, the aggregate assets under management of AMG’s affiliated investment management firms were approximately $594 billion at March 31, 2014.

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“AMG has had an excellent start to 2014, with outstanding execution across all aspects of our growth strategy — including our sixteenth consecutive quarter of strong net client cash flows, the long-term investment outperformance of our Affiliates, and the addition of three exceptional new Affiliates,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “With the ongoing strong organic growth of our Affiliates, along with the announcement of investments in Veritas Asset Management, EIG Global Energy Partners, and River Road Asset Management, we have meaningfully increased the earnings power of our business, further enhanced our substantial diversity across products and clients, and deepened our exposure to the most attractive areas of the asset management industry.  Including these new investments, our assets under management are now $594 billion, an increase of 28% over the first quarter of 2013.”

“The ongoing success of our global distribution strategy continues to generate outstanding organic growth from net client cash flows, including $7.0 billion in the first quarter,” Mr. Healey continued.  “With industry-leading products in the most attractive areas of active equities and alternatives, our performance-oriented Affiliates continue to benefit from growing demand for differentiated, value-added strategies for the alpha portions of global client portfolios.  In addition to a broad set of global, emerging markets, and focused U.S. equity products, AMG offers a wide array of outstanding liquid and illiquid alternative strategies.  Finally, with the opportunities we see for our Affiliates to win further market share in regions and channels around the world, we are continuing to enhance the breadth and depth of our global distribution capabilities across our institutional and retail platforms.”

“In addition to the excellent organic growth generated by our global distribution platform, we are also successfully executing our new investment strategy,” Mr. Healey concluded.  “The announcement this morning of our investment in Veritas, an outstanding global and Asian equity manager with $17 billion in assets under management, marks our fourth new Affiliate investment in the past five months.  The ongoing success of our new investment strategy reflects both our long-term cultivation of relationships with leading independent asset management firms, as well as our uniquely strong competitive position — including a 20-year track record of successful partnerships and an unparalleled distribution capability for boutique firms.  Looking ahead, we continue to see substantial opportunities for investments in additional outstanding boutique firms — including both traditional and alternative firms on a global basis — which will provide incremental earnings accretion while also adding to the breadth and diversity of our performance-oriented product set.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of March 31, 2014, the aggregate assets under management of AMG’s Affiliates were approximately

$594 billion, pro forma for pending investments, in more than 400 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2013.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide conference ID 13580911.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/13	3/31/14

Revenue	$502.2	$593.1

Net income (controlling interest)	$62.4	$77.2

Economic net income (controlling interest) (A)	$124.2	$137.9

EBITDA (controlling interest) (B)	$175.0	$191.9

Average shares outstanding - diluted	54.2	55.2

Earnings per share - diluted	$1.15	$1.40

Average shares outstanding - adjusted diluted (C)	54.7	55.6

Economic earnings per share (C)	$2.27	$2.48

	December 31, 2013	March 31, 2014

Cash and cash equivalents	$469.6	$747.1

Senior bank debt	$525.0	$400.0

Senior notes	$340.0	$736.6

Convertible securities	$518.7	$301.7

Stockholders’ equity	$2,134.2	$2,430.4

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/13	3/31/14

Net income (controlling interest)	$62.4	$77.2

Average shares outstanding - diluted	54.2	55.2

Earnings per share - diluted	$1.15	$1.40

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	3/31/13	3/31/14

Average shares outstanding - diluted	54.2	55.2
Dilutive impact of 2008 Senior Convertible Notes shares	0.5	—
Dilutive impact of Trust Preferred shares	—	0.4
Average shares outstanding - adjusted diluted (C)	54.7	55.6

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Affiliated Managers Group, Inc.

Operating Results

Assets Under Management

(in millions)

Statement of Changes

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2013	$300,566	$169,436	$67,319	$537,321
Client cash inflows	12,660	11,487	2,718	26,865
Client cash outflows	(8,067)	(9,478)	(2,365)	(19,910)
Net client cash flows	4,593	2,009	353	6,955
New investments (D)	2,415	1,534	2,622	6,571
Investment performance	3,827	1,815	795	6,437
Other (E)	(441)	—	(3)	(444)
Assets under management, March 31, 2014	$310,960	$174,794	$71,086	$556,840

Financial Results

(in millions)

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	3/31/13	of Total	3/31/14	of Total
Revenue
Institutional	$223.8	45%	$244.9	41%
Mutual Fund	227.6	45%	291.9	49%
High Net Worth	50.8	10%	56.3	10%
	$502.2	100%	$593.1	100%

EBITDA (controlling interest) (B)
Institutional	$104.1	60%	$98.6	51%
Mutual Fund	55.0	31%	74.6	39%
High Net Worth	15.9	9%	18.7	10%
	$175.0	100%	$191.9	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	3/31/13	3/31/14

Net income (controlling interest)	$62.4	$77.2
Intangible amortization and impairments	38.4	27.3
Intangible-related deferred taxes	12.0	16.9
Other economic items (F)	11.4	16.5
Economic net income (controlling interest) (A)	$124.2	$137.9

Net income (controlling interest)	$62.4	$77.2
Interest expense	24.2	17.6
Imputed interest and contingent payment arrangements (F)	14.2	22.5
Income taxes	34.1	45.6
Depreciation and other amortization	1.7	1.7
Intangible amortization and impairments	38.4	27.3
EBITDA (controlling interest) (B)	$175.0	$191.9

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended
	March 31,
	2013	2014

Revenue	$502.2	$593.1

Operating expenses:
Compensation and related expenses	214.5	235.7
Selling, general and administrative	92.3	122.3
Intangible amortization and impairments	32.9	27.4
Depreciation and other amortization	3.5	3.8
Other operating expenses	8.5	9.9
	351.7	399.1
Operating income	150.5	194.0

Income from equity method investments	50.6	46.2

Other non-operating (income) and expenses:
Investment and other income	(4.5)	(8.2)
Interest expense	24.2	17.6
Imputed interest expense and contingent payment arrangements	14.2	22.5
	33.9	31.9

Income before income taxes	167.2	208.3

Income taxes (G)	37.5	48.9
Net income	129.7	159.4

Net income (non-controlling interests)	(67.3)	(82.2)

Net income (controlling interest)	$62.4	$77.2

Average shares outstanding - basic	52.7	53.7
Average shares outstanding - diluted	54.2	55.2

Earnings per share - basic	$1.18	$1.44
Earnings per share - diluted	$1.15	$1.40

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	March 31,
	2013	2014
Assets
Cash and cash equivalents	$469.6	$747.1
Receivables	418.4	486.3
Investments in marketable securities	157.9	136.0
Other investments	164.3	169.7
Fixed assets, net	92.3	93.1
Goodwill	2,341.7	2,385.9
Acquired client relationships, net	1,460.7	1,561.1
Equity investments in Affiliates	1,123.3	963.1
Other assets	90.6	78.6
Total assets	$6,318.8	$6,620.9

Liabilities and Equity
Payables and accrued liabilities	$514.7	$509.5
Senior bank debt	525.0	400.0
Senior notes	340.0	736.6
Convertible securities	518.7	301.7
Deferred income taxes	456.9	399.4
Other liabilities	177.0	237.4
Total liabilities	2,532.3	2,584.6

Redeemable non-controlling interests	641.9	660.6
Equity:
Common stock	0.5	0.6
Additional paid-in capital	479.9	691.6
Accumulated other comprehensive income	74.0	51.4
Retained earnings	1,711.2	1,788.4
	2,265.6	2,532.0
Less: treasury stock, at cost	(131.4)	(101.6)
Total stockholders’ equity	2,134.2	2,430.4
Non-controlling interests	1,010.4	945.3
Total equity	3,144.6	3,375.7
Total liabilities and equity	$6,318.8	$6,620.9

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)                     Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of amortization (including equity method amortization) and impairments, deferred taxes related to intangible assets, and other economic items which includes non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

We add back amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements to better reflect our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

(B)                     EBITDA (controlling interest) represents the controlling interest’s operating performance before our share of interest expense, income taxes, depreciation and amortization.  We believe that many investors use this information when comparing the financial performance of companies in the investment management industry.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

(C)                     Economic earnings per share represents Economic net income (controlling interest) divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share- diluted or any other GAAP measure of financial performance.

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(D)                     In the first quarter of 2014, we completed our investment in SouthernSun Asset Management, LLC.

(E)                      Other includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(F)                       In the first quarter of 2014, we settled our 2006 junior convertible trust preferred securities and recognized a one-time expense of $18.8 ($11.6 net of tax) primarily related to the difference between the carrying value and the fair value of the debt.

(G)                     Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended
	March 31,
	2013	2014
Current income taxes	$21.2	$30.3
Intangible-related deferred taxes	12.0	16.9
Other deferred taxes	0.9	(1.6)
Taxes attributable to controlling interests	34.1	45.6
Taxes attributable to non-controlling interests	3.4	3.3
Total income taxes	$37.5	$48.9

Income before taxes (controlling interests)	$96.5	$122.8

Effective tax rate*	35.3%	37.1%

*  Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.